Exhibit 99.1

July 29, 2016	FOR MORE INFORMATION CONTACT
Matt Kerin (281) 589-4642
Cabot Oil & Gas Corporation Announces Second Quarter 2016 Financial and Operating Results
HOUSTON, July 29, 2016/PRNewswire/ -- Cabot Oil & Gas Corporation (NYSE: COG) (“Cabot” or the “Company”) today reported financial and operating results for the second quarter of 2016.
"Cabot's 2016 operating plan was designed to provide modest production growth while generating positive free cash flow despite a lower commodity price environment," said Dan O. Dinges, Chairman, President and Chief Executive Officer. "Our second quarter results delivered on this plan as the Company grew equivalent production 10 percent relative to the second quarter of last year while generating operating cash flow that exceeded our capital expenditures, pipeline investments, and dividends.” Dinges added, “We anticipate significantly more positive free cash flow generation in the second half of the year based on the current commodity price outlook.”
Second Quarter 2016 Financial Results
Equivalent production in the second quarter of 2016 was 151.8 billion cubic feet equivalent (Bcfe), consisting of 144.3 billion cubic feet (Bcf) of natural gas, 1.1 million barrels (Mmbbls) of crude oil and condensate, and 113,000 barrels (Bbls) of natural gas liquids (NGLs). The Company estimates that unscheduled downtime related to infrastructure maintenance negatively impacted natural gas production for the quarter by approximately 3.3 Bcf, or 36 million cubic feet (Mmcf) per day. “While our daily equivalent production for the quarter was in line with the mid-point of our guidance, the Company would have surpassed the high-end of our guidance range had we not experienced this unexpected downtime during the quarter,” stated Dinges.
Cash flow from operating activities in the second quarter of 2016 was $85.2 million, compared to $171.2 million in the second quarter of 2015. Discretionary cash flow in the second quarter of 2016 was $97.6 million, compared to $183.2 million in the second quarter of 2015. Net loss in the second quarter of 2016 was $62.9 million, or $0.14 per share, compared to net loss of $27.5 million, or $0.07 per share, in the second quarter of 2015. Excluding the effect of selected items (detailed in the table below), net loss in the second quarter of 2016 was $30.2 million, or $0.07 per share, compared to net income of $14.6 million, or $0.03 per share, in the second quarter of 2015. EBITDAX in the second quarter of 2016 was $127.3 million, compared to $203.9 million in the second quarter of 2015. See the supplemental tables at the end of this press release for a reconciliation of non-GAAP measures including discretionary cash flow, net income (loss) excluding selected items, EBITDAX and net debt to adjusted capitalization ratio.
Natural gas price realizations, including the impact of derivatives, were $1.63 per thousand cubic feet (Mcf) in the second quarter of 2016, down 24 percent compared to the second quarter of 2015. Excluding the impact of derivatives, natural gas price realizations for the quarter implied a $0.40 discount to NYMEX settlement prices compared to a $0.89 discount to NYMEX settlement prices in the second quarter of 2015. Oil price realizations, including the impact of derivatives, were $40.30 per Bbl, down 28 percent compared to the second quarter of 2015. NGL price realizations were $12.43 per Bbl, down 29 percent compared to the second quarter of 2015.
Operating expenses (including financing) decreased to $2.22 per thousand cubic feet equivalent (Mcfe) in the second quarter of 2016, a 12 percent improvement compared to $2.52 per Mcfe in the second quarter of 2015. Cash operating expenses (excluding depreciation, depletion and amortization; stock-based compensation; exploratory dry hole cost; and amortization of debt issuance costs) decreased to $1.19 per Mcfe in the second quarter of 2016, a 12 percent improvement compared to $1.35 per Mcfe in the second quarter of 2015.
Cabot drilled seven net wells and completed 11 net wells during the second quarter of 2016, incurring a total of $70.9 million in capital expenditures associated with activity during this period.
Year-To-Date 2016 Financial Results
Equivalent production for the six-month period ended June 30, 2016 was 312.1 Bcfe, consisting of 297.4 Bcf of natural gas, 2.2 Mmbbls of crude oil and condensate, and 205,000 Bbls of NGLs.
For the six-month period ended June 30, 2016, cash flow from operating activities was $147.2 million, compared to $438.6 million for the six-month period ended June 30, 2015. Discretionary cash flow was $168.8 million for the six-month period ended June 30, 2016, compared to $423.4 million for the six-month period ended June 30, 2015. For the six-month period ended June 30, 2016, net loss was $114.1 million, or $0.25 per share, compared to net income of $12.7 million, or $0.03 per share, for the six-month period ended June 30, 2015. Excluding the effect of selected items, net loss was $85.6 million, or $0.19 per share, compared to net income of $64.0 million, or $0.15 per share, for the six-month period ended June 30, 2015. EBITDAX for the six-month period ended June 30, 2016 was $228.3 million, compared to $483.3 million for the six-month period ended June 30, 2015.
Natural gas price realizations, including the impact of derivatives, were $1.55 per Mcf for the six-month period ended June 30, 2016, down 33 percent compared to the six-month period ended June 30, 2015. Oil price realizations, including the impact of derivatives, were $34.06 per Bbl, down 32 percent compared to the six-month period ended June 30, 2015. NGL price realizations were $10.09 per Bbl, down 29 percent compared to the six-month period ended June 30, 2015.
Operating expenses (including financing) decreased to $2.24 per Mcfe for the six-month period ended June 30, 2016, a seven percent improvement compared to $2.41 per Mcfe for the six-month period ended June 30, 2015. Cash operating expenses (excluding depreciation, depletion and amortization; stock-based compensation; exploratory dry hole cost; and amortization of debt issuance costs) decreased to $1.18 per Mcfe for the six-month period ended June 30, 2016, a nine percent improvement compared to $1.30 per Mcfe in the six-month period ended June 30, 2015.
Cabot drilled 17 net wells and completed 32 net wells during the six-month period ended June 30, 2016, incurring a total of $162.5 million in capital expenditures associated with activity during this period.
Operational Highlights
Marcellus Shale
During the second quarter of 2016, the Company averaged 1,535 Mmcf per day of net Marcellus production (1,798 gross operated Mmcf per day), an increase of 14 percent compared to the second quarter of 2015. During the second quarter, the Company drilled seven net wells, completed eight net wells and placed 12 net wells on production including a four-well pad that was placed on production 10 days prior to the quarter-end and had minimal impact on second quarter production as the wells were still cleaning up in line.
Cabot is currently operating one rig and recently added a second completion crew in the Marcellus Shale. “Based on continued efficiency gains, lower service costs and our improved outlook for natural gas price realizations, we are increasing our activity levels in our high-return Marcellus asset beginning with the addition of a second completion crew.” Dinges added, “Cabot is the lowest cost producer in Northeast Pennsylvania and generates rates of return over 100 percent under current price expectations so we plan to opportunistically increase our market share during 2017 as we await the in-service of our new infrastructure projects beginning in late-2017.”
Eagle Ford Shale
Cabot's net production in the Eagle Ford Shale during the second quarter of 2016 was 14,312 barrels of oil equivalent (Boe) per day, an increase of 10 percent sequentially compared to the first quarter of 2016. Net oil production during the quarter was 12,360 Bbls per day, an increase of four percent sequentially compared to the first quarter of 2016. During the second quarter, the Company did not drill any wells; however, Cabot completed and placed on production three net wells.
Cabot plans to drill two Eagle Ford wells during the third quarter and will not complete or place on production an additional Eagle Ford well until the fourth quarter.
Financial Position and Liquidity
As of June 30, 2016, Cabot had total debt of $1.5 billion and cash on hand of $517.5 million. The Company’s net debt to adjusted capitalization ratio and net debt to trailing twelve months EBITDAX ratio were 26.2 percent and 1.8x, respectively, compared to 50.1 percent and 2.5x as of December 31, 2015.

Total commitments under the Company’s revolving credit facility remain unchanged at $1.8 billion, with approximately $1.7 billion currently available to the Company. The Company currently has no debt outstanding under the credit facility, resulting in approximately $2.2 billion of liquidity.
Third Quarter and Full-Year 2016 Guidance
Cabot has provided third quarter net production guidance of 1,575 to 1,600 Mmcf per day for natural gas; 10,000 to 10,500 Bbls per day for crude oil and condensate; and 1,200 to 1,250 Bbls per day for NGLs. The Company expects its natural gas price realizations (before the impact of derivatives) to average between $0.80 and $0.90 below NYMEX settlement prices for the third quarter based on the assumption of an average NYMEX settlement price of approximately $2.80. “Despite a widening of basis in the third quarter due to higher NYMEX prices, our natural gas price realizations before the impact of derivatives are forecasted to be over 25 percent higher than our second quarter realizations based on the mid-point of our differential guidance,’’ commented Dinges.
Cabot has increased its 2016 capital budget from $325 million to $345 million to reflect the incremental capital for the completion of an additional 15 to 20 net wells during the second half of the year, partially offset by efficiency gains and cost savings realized throughout the year. Since the production impact from these additional wells will not be realized until early 2017, the Company’s 2016 production growth guidance range of two to seven percent remains unchanged. For further disclosure on Cabot's natural gas pricing exposure by index and updated unit cost guidance for the third quarter, please see the current Guidance slide in the Investor Relations section of the Company's website.
Conference Call
A conference call is scheduled for Friday, July 29, 2016, at 9:30 a.m. Eastern Time to discuss second quarter 2016 financial and operating results. To access the live audio webcast, please visit the Investor Relations section of the Company's website at www.cabotog.com. A replay of the call will also be available on the Company's website. The latest financial guidance, including the Company's derivative positions, is also available in the Investor Relations section of the Company's website.
Cabot Oil & Gas Corporation, headquartered in Houston, Texas, is a leading independent natural gas producer with its entire resource base located in the continental United States. For additional information, visit the Company's website at www.cabotog.com.
The statements regarding future financial performance and results and the other statements which are not historical facts contained in this release are forward-looking statements that involve risks and uncertainties, including, but not limited to, market factors, the market price (including regional basis differentials) of natural gas and oil, results of future drilling and marketing activity, future production and costs, and other factors detailed in the Company's Securities and Exchange Commission filings.
FOR MORE INFORMATION CONTACT
Matt Kerin (281) 589-4642

OPERATING DATA

	Quarter Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
PRODUCTION VOLUMES
Natural gas (Bcf)	144.3	128.4	297.4	290.2
Crude oil and condensate (Mbbl)	1,139.3	1,447.9	2,248.9	2,875.5
Natural gas liquids (NGLs) (Mbbl)	112.9	164.2	205.0	330.1
Equivalent production (Bcfe)	151.8	138.0	312.1	309.4

AVERAGE SALES PRICE
Natural gas, including hedges ($/Mcf)	$1.63	$2.15	$1.55	$2.32
Natural gas, excluding hedges ($/Mcf)	$1.55	$1.75	$1.52	$2.02
Crude oil and condensate, including hedges ($/Bbl)	$40.30	$56.10	$34.06	$50.00
Crude oil and condensate, excluding hedges ($/Bbl)	$40.51	$56.10	$34.16	$50.00
NGL ($/Bbl)	$12.43	$17.44	$10.09	$14.23

AVERAGE UNIT COSTS ($/Mcfe)
Direct operations	$0.17	$0.26	$0.17	$0.23
Transportation and gathering	0.71	0.71	0.70	0.71
Taxes other than income	0.06	0.08	0.05	0.07
Exploration	0.02	0.04	0.03	0.05
Depreciation, depletion and amortization	0.97	1.10	0.99	1.06
General and administrative (excluding stock-based compensation)	0.09	0.08	0.10	0.09
Stock-based compensation	0.05	0.06	0.06	0.05
Interest expense	0.14	0.18	0.15	0.15
	$2.22	$2.52	$2.24	$2.41

WELLS DRILLED
Gross	7	44	17	87
Net	7	37	17	78
Gross success rate	100%	100%	100%	100%

WELLS COMPLETED
Gross	11	36	32	75
Net	11	33	32	72

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)
(In thousands, except per share amounts)

	Quarter Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
OPERATING REVENUES
Natural gas	$223,232	$224,806	$450,811	$584,997
Crude oil and condensate	46,156	81,233	76,833	143,791
Gain (loss) on derivative instruments	(27,184)	(6,819)	(8,190)	27,304
Brokered natural gas	2,596	3,813	5,776	8,640
Other	2,016	3,264	3,527	6,330
	246,816	306,297	528,757	771,062
OPERATING EXPENSES
Direct operations	26,477	36,112	52,513	72,129
Transportation and gathering	107,560	98,295	217,213	219,531
Brokered natural gas	2,021	2,885	4,587	6,624
Taxes other than income	8,973	11,611	14,967	22,891
Exploration	3,738	5,298	10,121	14,030
Depreciation, depletion and amortization	147,533	152,513	309,420	328,009
General and administrative (excluding stock-based compensation)	12,946	11,354	30,715	27,972
Stock-based compensation(1)	7,301	8,624	17,906	14,535
	316,549	326,692	657,442	705,721
Earnings (loss) on equity method investments	(73)	1,512	1,935	2,933
Gain (loss) on sale of assets	(878)	(79)	477	59
INCOME (LOSS) FROM OPERATIONS	(70,684)	(18,962)	(126,273)	68,333
Loss on debt extinguishment	4,709	—	4,709	—
Interest expense	21,963	24,168	46,338	47,734
Income (loss) before income taxes	(97,356)	(43,130)	(177,320)	20,599
Income tax expense (benefit)	(34,446)	(15,622)	(63,216)	7,852
NET INCOME (LOSS)	$(62,910)	$(27,508)	$(114,104)	$12,747
Earnings (loss) per share - Basic	$(0.14)	$(0.07)	$(0.25)	$0.03
Weighted-average common shares outstanding	465,068	413,713	448,455	413,530

(1) Includes the impact of the Company’s performance share awards, restricted stock, stock appreciation rights and expense associated with the Supplemental Employee Incentive Plan.

CONDENSED CONSOLIDATED BALANCE SHEET (Unaudited)
(In thousands)

	June 30, 2016	December 31, 2015
ASSETS
Current assets	$659,238	$144,786
Properties and equipment, net (Successful efforts method)	4,762,680	4,976,879
Other assets	148,552	131,373
	$5,570,470	$5,253,038

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities	$228,490	$235,552
Long-term debt, net (excluding current maturities)	1,519,849	1,996,139
Deferred income taxes	745,085	807,236
Other liabilities	199,447	204,923
Stockholders' equity	2,877,599	2,009,188
	$5,570,470	$5,253,038

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (Unaudited)
(In thousands)

	Quarter Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(62,910)	$(27,508)	$(114,104)	$12,747
Deferred income tax expense (benefit)	(35,322)	(7,921)	(64,294)	7,160
(Gain) loss on sale of assets	878	79	(477)	(59)
Exploratory dry hole cost	18	16	18	178
(Gain) loss on derivative instruments	27,184	6,819	8,190	(27,304)
Net cash received (paid) in settlement of derivative instruments	11,305	51,045	11,305	88,730
Income charges not requiring cash	156,465	160,694	328,140	341,948
Changes in assets and liabilities	(12,464)	(12,014)	(21,534)	15,191
Net cash provided by operating activities	85,154	171,210	147,244	438,591

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(67,162)	(250,001)	(159,399)	(645,092)
Acquisitions	—	(16,149)	—	(16,300)
Proceeds from sale of assets	—	(79)	49,828	3,002
Investment in equity method investments	(6,519)	(5,036)	(18,171)	(10,114)
Net cash used in investing activities	(73,681)	(271,265)	(127,742)	(668,504)

CASH FLOWS FROM FINANCING ACTIVITIES
Net increase (decrease) in debt	(64,000)	118,000	(477,000)	243,000
Sale of common stock, net	1	—	995,279	—
Dividends paid	(9,300)	(8,274)	(17,582)	(16,537)
Stock-based compensation tax benefit	—	2,049	—	5,486
Capitalized debt issuance costs	—	(7,838)	(3,223)	(7,838)
Other	—	(2,599)	—	79
Net cash provided by (used in) financing activities	(73,299)	101,338	497,474	224,190

Net increase (decrease) in cash and cash equivalents	$(61,826)	$1,283	$516,976	$(5,723)

Selected Item Review and Reconciliation of Net Income and Earnings Per Share
(In thousands, except per share amounts)

	Quarter Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
As reported - net income (loss)	$(62,910)	$(27,508)	$(114,104)	$12,747
Reversal of selected items:
(Gain) loss on sale of assets	878	79	(477)	(59)
(Gain) loss on derivative instruments (1)	38,489	57,864	19,495	61,426
Loss on debt extinguishment	4,709	—	4,709	—
Drilling rig termination fees	—	69	3,188	5,153
Stock-based compensation expense	7,301	8,624	17,906	14,535
Tax effect on selected items	(18,647)	(24,553)	(16,268)	(29,836)
Net income (loss) excluding selected items	$(30,180)	$14,575	$(85,551)	$63,966
As reported - earnings (loss) per share	$(0.14)	$(0.07)	$(0.25)	$0.03
Per share impact of reversing selected items	0.07	0.10	0.06	0.12
Earnings (loss) per share including reversal of selected items	$(0.07)	$0.03	$(0.19)	$0.15
Weighted average common shares outstanding	465,068	413,713	448,455	413,530

(1) This amount represents the non-cash mark-to-market changes of our commodity derivative instruments recorded in gain (loss) on derivative instruments in the Condensed Consolidated Statement of Operations.

Discretionary Cash Flow Calculation and Reconciliation
(In thousands)

	Quarter Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
As reported - net income (loss)	$(62,910)	$(27,508)	$(114,104)	$12,747
Plus (less):
Deferred income tax expense (benefit)	(35,322)	(7,921)	(64,294)	7,160
(Gain) loss on sale of assets	878	79	(477)	(59)
Exploratory dry hole cost	18	16	18	178
(Gain) loss on derivative instruments	27,184	6,819	8,190	(27,304)
Net cash received (paid) in settlement of derivative instruments	11,305	51,045	11,305	88,730
Income charges not requiring cash	156,465	160,694	328,140	341,948
Discretionary cash flow	97,618	183,224	168,778	423,400
Changes in assets and liabilities	(12,464)	(12,014)	(21,534)	15,191
Net cash provided by operations	$85,154	$171,210	$147,244	$438,591

EBITDAX Calculation and Reconciliation
(In thousands)

	Quarter Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
As reported - net income (loss)	$(62,910)	$(27,508)	$(114,104)	$12,747
Plus (less):
Loss on debt extinguishment	4,709	—	4,709	—
Interest expense	21,963	24,168	46,338	47,734
Income tax expense (benefit)	(34,446)	(15,622)	(63,216)	7,852
Depreciation, depletion and amortization	147,533	152,513	309,420	328,009
Exploration	3,738	5,298	10,121	14,030
(Gain) loss on sale of assets	878	79	(477)	(59)
Non-cash (gain) loss on derivative instruments	38,489	57,864	19,495	61,426
(Earnings) loss on equity method investments	73	(1,512)	(1,935)	(2,933)
Stock-based compensation	7,301	8,624	17,906	14,535
EBITDAX	$127,328	$203,904	$228,257	$483,341

Net Debt Reconciliation
(In thousands)

	June 30, 2016	December 31, 2015
Current portion of long-term debt	$20,000	$20,000
Long-term debt, net	1,519,849	1,996,139
Total debt	$1,539,849	$2,016,139
Stockholders’ equity	2,877,599	2,009,188
Total capitalization	$4,417,448	$4,025,327

Total debt	$1,539,849	$2,016,139
Less: Cash and cash equivalents	(517,490)	(514)
Net debt	$1,022,359	$2,015,625

Net debt	$1,022,359	$2,015,625
Stockholders’ equity	2,877,599	2,009,188
Total adjusted capitalization	$3,899,958	$4,024,813

Total debt to total capitalization ratio	34.9%	50.1%
Less: Impact of cash and cash equivalents	8.7%	—%
Net debt to adjusted capitalization ratio	26.2%	50.1%